UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2016

GIGA-TRONICS INCORPORATED
(Exact name of registrant as specified in its charter)

California	0-12719	94-2656341
(State or other jurisdiction of incorporation)	Commission File No.	(IRS Employer Identification Number)

4650 Norris Canyon Road, San Ramon, CA 94583
(Address of principal executive offices, including zip code)

(925) 328-4650
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Members of Board of Directors

On October 26, 2016, Mr. Garrett Garrettson and Mr. Kenneth Harvey, two directors of the Company, concluded their term on the Board and all committees thereof and, as previously announced, did not stand for re-election at the Company’s 2016 Annual Meeting of Stockholders.

Mr. Garrettson served as chairman of the Board, and as a member of the Nominating and Governance Committee and the Compensation Committee.

Mr. Harvey served as a member of the Audit Committee and the Compensation Committee.

Messrs. Garrettson and Harvey’s decisions to retire from the Board were not the result of any disagreement with the Company.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 26, 2016, Giga-tronics Incorporated (the “Company”) held its annual meeting of shareholders. There were issued and outstanding on September 8, 2016, the record date for the meeting, 9,549,703 shares of Common Stock and an aggregate of 18,534 shares of Convertible Voting Perpetual Preferred Stock eligible to vote. The Convertible Voting Perpetual Preferred Stock, all of which is held by Alara Capital AVI II, LLC, entitles the holder to vote with holders of the Common Stock at the rate of 100 votes per share.

Holders of a total of 6,839,847 (72%) shares of Common Stock and 18,534 (100%) shares of Convertible Voting Perpetual Preferred Stock were present at the meeting in person or represented by proxy.

All proposals passed, with the votes listed below.

1.	Elect six directors to the Company’s Board of Directors for the ensuing year:

Election of Directors	Votes For *	Votes Withheld
Gordon L. Almquist	4,046,408	346,962
James A. Cole	4,061,201	332,169
Lutz P. Henckels	4,011,249	382,121
John R. Regazzi	4,028,021	365,349
William J. Thompson	4,013,160	380,210
Jamie Weston	3,953,276	349,594

* Totals include 1,853,400 votes represented by 18,534 shares of the Company’s Convertible Voting Perpetual Preferred Stock.

The foregoing proposal passed; all nominees have been elected as Directors for the ensuing year.

2.	Ratify the appointment of Crowe Horwath LLP as independent certified public accountants for the fiscal year ending March 26, 2016:

Votes For *	Against	Abstain
8,376,335	147,264	169,648

* Total includes 1,853,400 votes represented by 18,534 shares of the Company’s Convertible Voting Perpetual Preferred Stock.

The foregoing proposal has been approved.

3.	To Approve on an advisory basis the named executive officer compensation.

Votes For*	Against	Abstain
3,918,396	366,894	108,080

* Total includes 1,853,400 votes represented by 18,534 shares of the Company’s Convertible Voting Perpetual Preferred Stock.

The foregoing proposal has been approved.

4.	Any other business as may properly come before the meeting.

Votes For*	Against	Abstain
3,800,549	444,822	147,999

* Total includes 1,853,400 votes represented by 18,534 shares of the Company’s Convertible Voting Perpetual Preferred Stock.

The foregoing proposal has been approved.

No other matters were presented for approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGA-TRONICS INCORPORATED
Date: October 28, 2016
By: /s/ William J. Thompson
William J. Thompson
Acting Chief Executive Officer